EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 16, 2011 in the Amendment No. 2 to the Registration Statement (File No. 333-175787) and related Prospectus of Guggenheim Defined Portfolios, Series 814.


                                                          /s/ Grant Thornton LLP
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                                                              GRANT THORNTON LLP


Chicago, Illinois
September 16, 2011